EXHIBIT 99.1

S&W Announces Results for the Second Quarter of Fiscal 2017

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

HANFORD, California - February 9, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of fiscal year 2017 ended December 31, 2016.

Recent Financial Highlights:

  Revenue of $24.2 million during the second quarter of fiscal 2017, compared to $24.1 million in the second quarter of fiscal 2016;

  Gross profit margins of 21.5% during the second quarter of fiscal 2017, compared to gross profit margins of 16.7% in the second quarter of fiscal 2016;

  GAAP net income of $1.2 million during the second quarter of fiscal 2017, compared to net income of $1.4 million in the second quarter of fiscal 2016;

  Adjusted non-GAAP net income (see Table A-1) of $467,000 during the second quarter of fiscal 2017, compared to adjusted non-GAAP net income of $164,000 in the second quarter of fiscal 2016;

  GAAP EPS of $0.07 per basic share and $0.01 per diluted share for the second quarter of fiscal 2017, compared to GAAP EPS of $0.10 per basic and diluted share in the second quarter of fiscal 2016;

  Adjusted Non-GAAP EPS (see Table A-1) for the second quarter of fiscal 2017 of $0.03 per basic and diluted share, compared to $0.01 per basic and diluted share in the second quarter of fiscal 2016; and

  Adjusted EBITDA (see Table B) of $2.2 million during the second quarter of fiscal 2017, compared to $1.3 million in the second quarter of fiscal 2016; and

  Continued to reduce the Company's convertible debt, with only $190,000 outstanding as of February 9, 2017.

Recent Corporate Developments:

  Expanded alfalfa seed portfolio with the advancement of 45 new proprietary seed varieties;

  Entered the "vertical production model" for the Company's hybrid grain sorghum and hybrid forage sorghum operations, which S&W anticipates will allow it to capture a higher gross profit dollar and move closer to the end customer;

  Commenced commercial seed production for one of the Company's proprietary hybrid sunflower seed varieties in New South Wales, Australia, marking S&W's initial entry into the "vertical production model" for sunflower, a nearly $1 billion global crop; and

  Received trademark for `Kandi Leaf' stevia in the United States and Mexico, which will be applied on S&W's unique stevia lines bred for enhanced flavor characteristics and marketed for the fresh and dry leaf market.

Market Outlook:

Recent regulatory uncertainty in Saudi Arabia surrounding water use restrictions for large forage producers is causing certain customers in the region to defer purchases and/or reduce inventory carrying levels in the near-term. Based on information currently available to management, we believe that such regulatory uncertainty will be resolved or clarified in the coming months. This timing of shipments may have an impact on S&W's recent annual revenue guidance of approximately $100 million.

Management Discussion

Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "We had solid performance during the quarter within our core alfalfa seed operations and made good strides on the development front in our sorghum, sunflower, and stevia programs, which we expect will be key contributors in the coming years. We continue to strategically expand our operations into complementary crops by leveraging our distribution and production infrastructure. We are optimistic that the entry into the vertical production model for sorghum and sunflower will allow us to capture a larger share of the revenue potential for these crops that continue to gain traction around the world for their health attributes. Longer-term, we believe sorghum and sunflower have the ability to be sizeable contributors to S&W's overall business."

Mr. Grewal added, "While the global alfalfa seed markets have generally remained stable, we are seeing some uncertainty in Saudi Arabia as regulatory discussions surrounding water use restrictions continue to occur. While these discussions have been ongoing for many years, which has led to the transition of certain alfalfa production in the region to surrounding countries, the recent dialogue has caused certain distributors to defer purchases and/or reduce inventory levels. Ultimately, demand for alfalfa by the dairy industry in Saudi Arabia is expected to remain strong. With our wide distribution capabilities, we believe we will be prepared to meet the alfalfa demands for the dairies wherever production might be."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "The second quarter demonstrated continued solid execution within our U.S. dormant alfalfa seed operations and significant gross profit margin improvement compared to the year ago period due to lower cost of goods coupled with an improved sales mix. The improvements operationally led to a 68% increase in our adjusted EBITDA which totaled $2.2 million for the quarter, helping us to continue to strengthen our balance sheet, which now has only $190,000 of convertible debt outstanding. We expect to retire the balance of the convertible debt on March 1, 2017."

Mr. Grewal concluded, "Our core alfalfa seed operations, coupled with our growth opportunities in sorghum, sunflower and stevia allow for us to capitalize on key global agricultural trends, including increased protein consumption and nutritional benefits. Our superior trait development also addresses key trends of improved yield and overall farming efficiencies. We look forward to leveraging our core assets, including a worldwide distribution base, a large and diversified production base, and integrated R&D capabilities, to continue helping farmers around the world meet the increased global demands for agricultural products on decreasing arable lands."

Quarterly Results

For the second quarter of fiscal year 2017, revenue was $24,226,000, compared to $24,141,000 in the second quarter of fiscal 2016.

Gross profit margins during the second quarter of fiscal 2017 were 21.5%, compared to gross profit margins of 16.7% in the second quarter of fiscal 2016. The improvement in gross profit margins was largely attributable to decreases in cost of goods sold compared to the year ago period on the Company's non-dormant varieties and favorable sales mix to higher margin dormant varieties. The Company continues to anticipate gross profit margins to improve over the course of fiscal 2017 compared to fiscal 2016.

Selling, general and administrative (SG&A) expenses were $2.6 million, and total operating expenses were $4.2 million, compared to the second quarter of the prior year of $2.3 million and $3.8 million respectively.

Adjusted EBITDA (see Table B) for the second quarter of fiscal 2017 was $2.2 million compared to Adjusted EBITDA of $1.3 million in the second quarter of fiscal 2016.

GAAP net income for the second quarter of fiscal 2017 was $1.2 million, or $0.07 per basic share and $0.01 per diluted share, compared to GAAP net income of $1.4 million, or $0.10 per basic and diluted share, in the second quarter of fiscal 2016.

Adjusted non-GAAP net income (see Table A-1) for the second quarter of fiscal 2017, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, and interest expense - amortization of debt discount), was $467,000, or $0.03 per basic and diluted share. Adjusted non-GAAP net loss (see Table A-1) for the second quarter of fiscal 2016, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, loss on equity method investment, and interest expense - amortization of debt discount) was $164,000, or $0.01 per basic and diluted share.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, February 9, 2017, at 4:30 pm ET (1:30 pm PT) to review the quarterly results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10100936. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see Tables A-1, A-2, and B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of marketable securities. Gain on the sale of marketable securities is related to a gain on purchase and subsequent sale of certain bonds. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, loss on equity method investment, interest expense - amortization of debt discount, interest expense - convertible debt and other, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural Company, headquartered in the San Joaquin Valley of California. The Company's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning expected revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2017, optimization and diversification of our business and our ability to realize related efficiencies, decreased production costs, the ability to pay down our convertible debt, the strength of the alfalfa and sorghum seed markets, regulatory uncertainty and the impact it may have on our business and revenues, and the anticipated timing of any resolution or clarity in respect of such regulatory matters. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	December 31,			December 31,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$24,225,744	-	$24,225,744	$24,141,257	-	$24,141,257

Cost of revenue	19,005,270	-	19,005,270	20,109,824	-	20,109,824

Gross profit	5,220,474	-	5,220,474	4,031,433	-	4,031,433

Operating expenses
Selling, general and administrative expenses	2,592,059	-	2,592,059	2,306,144	-	2,306,144
Research and development expenses	748,571	-	748,571	732,607	-	732,607
Depreciation and amortization	842,454	-	842,454	791,242	-	791,242

Total operating expenses	4,183,084	-	4,183,084	3,829,993	-	3,829,993

Income from operations	1,037,390	-	1,037,390	201,440	-	201,440

Other expense
Foreign currency (gain)	(2,837)	-	(2,837)	(335,159)	-	(335,159)
Change in derivative warrant liabilities	(959,200)	959,200	-	(943,000)	943,000	-
Change in contingent consideration obligations	57,282	(57,282)	-	47,811	(47,811)	-
Gain on sale of marketable securities	-	-	-	(123,038)	123,038	-
Loss on equity method investment	-	-	-	129,341	(129,341)	-
Interest expense - amortization of debt discount	381,660	(381,660)	-	1,055,202	(1,055,202)	-
Interest expense - convertible debt and other	295,042	-	295,042	537,749	-	537,749

Income (loss) before income taxes	1,265,443	(520,258)	745,185	(167,466)	166,316	(1,150)
Provision (benefit) from income taxes	106,485	171,324	277,809	(1,529,252)	1,363,624	(165,628)
Net income (loss)	$1,158,958	(691,582)	$467,376	$1,361,786	(1,197,308)	$164,478

Net income per common share:
Basic	$0.07		$0.03	$0.10		$0.01
Diluted	$0.01		$0.03	$0.10		$0.01

Weighted average number of common shares outstanding:
Basic	17,821,547		17,821,547	14,120,650		14,120,650
Diluted	17,996,221		17,996,221	14,120,650		14,120,650

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended			Six Months Ended
	December 31,			December 31,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$36,475,317	-	$36,475,317	$36,396,169	-	$36,396,169

Cost of revenue	29,311,580	-	29,311,580	30,389,855	(259,566)	30,130,289

Gross profit	7,163,737	-	7,163,737	6,006,314	259,566	6,265,880

Operating expenses
Selling, general and administrative expenses	5,047,263	-	5,047,263	4,780,121	-	4,780,121
Research and development expenses	1,490,113	-	1,490,113	1,422,980	-	1,422,980
Depreciation and amortization	1,677,151	-	1,677,151	1,580,038	-	1,580,038

Total operating expenses	8,214,527	-	8,214,527	7,783,139	-	7,783,139

Loss from operations	(1,050,790)	-	(1,050,790)	(1,776,825)	259,566	(1,517,259)

Other expense
Foreign currency (gain)	(6,483)	-	(6,483)	(251,813)	-	(251,813)
Change in derivative warrant liabilities	168,500	(168,500)	-	(1,482,000)	1,482,000	-
Change in contingent consideration obligations	164,363	(164,363)	-	(47,473)	47,473	-
Gain on sale of marketable securities	-	-	-	(123,038)	123,038	-
Loss on equity method investment	49,249	(49,249)	-	223,703	(223,703)	-
Interest expense - amortization of debt discount	981,118	(981,118)	-	1,961,454	(1,961,454)	-
Interest expense - convertible debt and other	647,584	-	647,584	1,233,984	-	1,233,984

Loss before income taxes	(3,055,121)	1,363,230	(1,691,891)	(3,291,642)	792,212	(2,499,430)
Benefit from income taxes	(996,923)	415,420	(581,503)	(2,779,195)	1,774,413	(1,004,782)
Net loss	$(2,058,198)	947,810	$(1,110,388)	$(512,447)	(982,201)	$(1,494,648)

Net loss per common share:
Basic	$(0.12)		$(0.06)	$(0.04)		$(0.11)
Diluted	$(0.12)		$(0.06)	$(0.04)		$(0.11)

Weighted average number of common shares outstanding:
Basic	17,467,370		17,467,370	13,792,002		13,792,002
Diluted	17,467,370		17,467,370	13,792,002		13,792,002

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income (loss)	$1,158,958	$1,361,786	$(2,058,198)	$(512,447)

Non-recurring cost of revenue charges	-	-	-	259,566

Non-cash stock based compensation	296,235	303,612	578,659	628,173

Depreciation and amortization	842,454	791,242	1,677,151	1,580,038

Foreign currency (gain)	(2,837)	(335,159)	(6,483)	(251,813)

Change in derivative warrant liabilities	(959,200)	(943,000)	168,500	(1,482,000)

Change in contingent consideration obligations	57,282	47,811	164,363	(47,473)

Gain on sale of marketable securities	-	(123,038)	-	(123,038)

Loss on equity method investment	-	129,341	49,249	223,703

Interest expense - amortization of debt discount	381,660	1,055,202	981,118	1,961,454

Interest expense - convertible debt and other	295,042	537,749	647,584	1,233,984

Provision (benefit) from income taxes	106,485	(1,529,252)	(996,923)	(2,779,195)

Non-GAAP Adjusted EBITDA	$2,176,079	$1,296,294	$1,205,020	$690,952

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2016	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,108,295	$6,904,500
Accounts receivable, net	25,631,555	27,619,599
Inventories, net	42,550,711	21,846,130
Prepaid expenses and other current assets	1,054,665	1,218,280
TOTAL CURRENT ASSETS	71,345,226	57,588,509

Property, plant and equipment, net	13,223,114	12,600,106
Intangibles, net	36,013,237	37,006,802
Goodwill	10,292,265	10,292,265
Deferred tax assets	8,314,362	7,279,923
Other assets	2,154,332	2,237,380
TOTAL ASSETS	$141,342,536	$127,004,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$24,349,997	$14,303,877
Accounts payable - related parties	3,858,676	396,027
Deferred revenue	357,239	509,857
Accrued expenses and other current liabilities	1,189,545	2,385,160
Foreign exchange contract liabilities	179,203	-
Lines of credit	22,218,516	16,687,473
Current portion of contingent consideration obligation	2,290,850	-
Current portion of long-term debt	10,250,100	275,094
Current portion of convertible debt, net	1,193,618	6,840,608
TOTAL CURRENT LIABILITIES	65,887,744	41,398,096

Contingent consideration obligation	141,929	2,268,416
Long-term debt, less current portion	1,018,361	11,114,333
Derivative warrant liabilities	4,522,600	4,354,100
Other non-current liabilities	45,345	108,596

TOTAL LIABILITIES	71,615,979	59,243,541

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
17,973,483 issued and 17,948,483 outstanding at December 31, 2016;
17,086,111 issued and 17,061,111 outstanding at June 30, 2016;	17,973	17,086
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	82,548,506	78,282,461
Accumulated deficit	(6,672,442)	(4,614,244)
Accumulated other comprehensive loss	(6,033,284)	(5,789,663)
TOTAL STOCKHOLDERS' EQUITY	69,726,557	67,761,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$141,342,536	$127,004,985

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,058,198)	$(512,447)
Adjustments to reconcile net loss to net cash (used in)
provided by operating activities
Stock-based compensation	578,659	628,173
Change in allowance for doubtful accounts	-	(7,350)
Depreciation and amortization	1,677,151	1,580,038
Change in deferred tax asset	(1,034,439)	(3,243,453)
Change in foreign exchange contracts	234,286	(55,845)
Change in derivative warrant liabilities	168,500	(1,482,000)
Change in contingent consideration obligations	164,363	(47,473)
Amortization of debt discount	981,118	1,961,454
Gain on sale of marketable securities	-	(123,038)
Loss on equity method investment	49,249	223,703
Changes in operating assets and liabilities, net:
Accounts receivable	1,820,501	13,712,154
Inventories	(20,836,483)	(12,016,814)
Prepaid expenses and other current assets	72,841	(389,135)
Other non-current assets	-	(140,569)
Accounts payable	10,098,122	1,764,241
Accounts payable - related parties	3,462,649	4,174,847
Deferred revenue	(151,463)	218,023
Accrued expenses and other current liabilities	(1,150,794)	(945,516)
Other non-current liabilities	(61,677)	(42,731)
Net cash (used in) provided by operating activities	(5,985,615)	5,256,262

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,264,395)	(711,981)
Purchase of marketable securities	-	(316,000)
Sale of marketable securities	-	439,038
Equity method investment	-	(439,038)
Additions to internal use software	(118,389)	(191,844)
Net cash used in investing activities	(1,382,784)	(1,219,825)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	-	4,872,794
Net proceeds from exercise of common stock options	602,083	34,566
Taxes paid related to net share settlements of stock-based compensation awards	(75,083)	(56,781)
Borrowings and repayments on lines of credit, net	5,646,664	(1,820,939)
Borrowings of long-term debt	88,150	440,179
Repayments of long-term debt	(169,598)	(104,463)
Repayments of convertible debt	(3,427,837)	(5,471,724)
Net cash provided by (used in) financing activities	2,664,379	(2,106,368)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(92,185)	(244,289)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,796,205)	1,685,780

CASH AND CASH EQUIVALENTS, beginning of the period	6,904,500	3,535,458

CASH AND CASH EQUIVALENTS, end of period	$2,108,295	$5,221,238